UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

TRANSUITE.ORG INC.

(Exact name of registrant as specified in its charter)

NV	30-1129581
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Michal Wisniewski

Al. Jerozolimskie 85 lok. 21

02-001 Warsaw, PO

+48732100862

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ( )

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. (X)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

Securities Act registration statement file number to which this form relates:

333-255178

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, par value US$0.001 per share*

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Ordinary Shares to be registered hereunder is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-255178), as amended, originally filed with the Securities and Exchange Commission on April 12, 2021 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2. Exhibits

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT NO.

3.1 Articles of Incorporation of the Registrant

3.2   Bylaws of the Registrant

5.1 Legal Opinion of Bryan R. Clark, P.C.

10.1 Loan Agreement with Michal Wisniewski

23.1 Consent of M&K CPAS, PLLC

99.1. Subscription Agreement Form

*	Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on April 12, 2021.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRANSUITE.ORG INC.

Date September 7, 2022

By /s/ Michal Wisniewski

  Chief Executive Officer/Director

 (Principle Executive Officer)